EXHIBIT 99.5

                        NON-QUALIFIED OPTION TO PURCHASE
                             SHARES OF COMMON STOCK
                                OF J. BAKER, INC.



   60,000                                            September 15, 1997
---------------                                      ------------------
 No. of Shares                                       Date


         Pursuant to a vote of the Compensation Committee (the "Committee") of the Board of Directors of J. Baker, Inc. (the "Company") held on September 15, 1997, the Company hereby grants to Stuart M. Glasser (the "Optionee") effective as of the date hereof a Non-qualified Stock Option (the "Option") to purchase prior to September 15, 2007 (the "Expiration Date") all or any part of 60,000 shares of common stock of the Company (the "Option Shares") at a price of $1.00 per share subject to the terms and conditions contained herein. This Option is intended to be, and shall be treated as, a non-qualified stock option, and is not an incentive stock option under the provisions of the Internal Revenue Code of 1986, as amended (the "Code").

         1. Vesting. Subject to the provisions of Section 4 hereof, this Option shall become vested and exercisable with respect to the following whole number of Option Shares according to the timetable set forth below and shall continue to be exercisable by the Optionee at any time or times prior to the Expiration
Date:

                                            Number of
                                            Shares Becoming                     Cumulative
                                            Available for                       Number of
         Vesting Date                       Exercise                            Shares Available
         ---------------------------------------------------------------------------------------

         September 14, 1998                 30,000                              30,000
         September 14, 1999                 30,000                              60,000

Notwithstanding the foregoing, this Option shall become vested and fully exercisable upon a "Change of Control", as defined herein.

         2. Manner of Exercise. The Optionee may exercise this Option only in the following manner: From time to time prior to the Expiration Date of this Option, the Optionee may give written notice to the Company of his election to purchase some or all of the Option Shares purchasable at the time of such notice. Said notice shall specify the number of shares to be purchased and shall be accompanied by payment therefor in cash or, subject to the discretion of the Company, in shares of the Company's common stock that have been held by the Optionee for at least six months and that are not subject to any restrictions under any Company plan. Such shares shall be valued at their fair market value on the date of exercise as determined by the closing price of the Company's common stock on the NASDAQ stock market for the immediately preceding trading day. Alternatively, the Optionee may deliver to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The delivery of certificates representing the Option Shares will be contingent upon the Company's receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that is reasonably required to cause the issuance of Common Stock to be purchased pursuant to the exercise of Options hereunder and any subsequent resale of the shares of Common Stock to be in compliance in all reasonable respects with applicable laws and governmental or regulatory agency regulations. With respect to the exercise of any Option hereunder, the Company shall proceed diligently and in an expeditious manner to effect the issuance and delivery of certificates representing the Option Shares.

         3. Non-transferability of Option. Except as provided in the following sentence, this Option is personal to the Optionee, is not transferable by the Optionee in any manner by operation of law or otherwise, and is exercisable, during the Optionee's lifetime, only by him.

         4. Termination of Employment. If the Optionee's employment by the Company or a subsidiary of the Company is terminated, the period within which to exercise the Option may be subject to earlier termination as set forth below.

         (a) Termination Due to Death - If the Optionee's employment terminates by reason of death, any Option held by the Optionee shall immediately become fully exercisable and may thereafter be exercised by the Optionee's legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

         (b) Termination Due to Disability - If the Optionee's employment terminates by reason of Disability (as defined in Section 13(e) of Optionee's Employment Agreement dated as of September 15, 1997 (the "Employment Agreement")), any Option held by the Optionee shall become immediately fully exercisable and may thereafter be exercised by the Optionee for a period of 12 months from the date of termination or until the Expiration Date, if earlier. The death of the Optionee during the 12-month period provided in this Section 4(b) shall extend such period for another 12 months from the date of death or until the Expiration Date, if earlier.

         (c) Termination Due to Retirement - If the Optionee's employment terminates by reason of Retirement, any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of 24 months from the date of termination or until the Expiration Date, if earlier. The death of the Optionee during the 24-month period provided in this Section 4(c) shall extend such period for another 12 months from the date of death or until the Expiration Date, if earlier. "Retirement" as referred to herein shall mean the Optionee's termination of employment with the Company and/or its subsidiaries after attainment of the age and/or service requirements to qualify for early or normal retirement under the Company's qualified retirement plan.

         (d) Termination for Cause - If the Optionee's employment terminates for Cause (as defined in Section 13(c) of the Employment Agreement), any unexercised Option held by the Optionee shall immediately terminate and be of no further force and effect.

         (e) Termination Without Cause - If the Optionee's employment is terminated by the Company without Cause, any Option held by the Optionee shall immediately become fully vested and exercisable with respect to all of the Option Shares for a period of ninety (90) days from the date of termination or until the Expiration date, if earlier. Thereafter, any Option held by the Optionee shall terminate and be of no further force or effect.

         (f) Termination for Good Reason - If the Optionee terminates his employment for "good reason" (as defined in Section 13(a) of the Employment Agreement) upon giving the Company at least ninety (90) days notice of his intention to do so, any Option held by the Optionee shall immediately become fully vested and exercisable with respect to all of the Option Shares for a period of ninety (90) days from the effective date of termination or until the Expiration Date, if earlier. Thereafter, any Option held by the Optionee shall terminate and be of no further force or effect. In the event the Optionee terminates his employment for "good reason" upon less than ninety (90) days notice to the Company, the provisions of Section 4(i) shall apply.

         (g) Termination after Change of Control - In the event the Company re-assigns the Optionee such that the Optionee ceases reporting to the current Chief Executive Officer of the Company, the Optionee may terminate his employment with the Company within six (6) months of such re-assignment and any Option held by the Optionee shall immediately become fully vested and exercisable with respect to all of the Option Shares for a period of ninety (90) days from the date of termination or until the Expiration Date, if earlier; provided that (A) the Optionee's notice of such termination occurs after a Change of Control (as defined herein)and (B) the Optionee gives at least ninety (90) days notice of such termination. Upon expiration of ninety (90) days from the date of termination, any Option held by the Optionee shall terminate and be of no further force or effect.

         (h) Termination for Non-extension of Employment Term - In the event the Optionee's timely written request to extend the term of his employment by one (1) year pursuant to
                  Section 14 of the Employment Agreement is not accepted by the Company, the Optionee shall be entitled to resign from employment effective as of the end of the Term (as defined in Section 7 of the Employment Agreement). Upon such resignation, any Option held by the Optionee shall immediately become fully vested and exercisable with respect to all of the Option Shares for a period of ninety (90) days from the effective date of termination or until the Expiration date, if earlier. Thereafter, any Option held by the Optionee shall terminate and be of no further force or effect.

         (i) Other Termination - If the Optionee's employment terminates for any reason other than those set forth in subparagraphs
                  (a)-(h) above, and unless otherwise determined by the Committee, any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of the Option that is not exercisable on the date of termination shall terminate as of such date and be of no further force or effect.

         For purposes of this Option a "Change of Control" shall mean the occurrence of any one of the following events:

                  (i) any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act") (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12B-2 under the Act), directly or indirectly, of securities of the Company representing 30% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or (B) the then outstanding shares of the common stock, par value $.50 per share, of the Company (the "Stock")(in either such case other than as a result of acquisition of securities directly from the Company); or

                  (ii) persons who, as of June 7, 1994, constituted the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to such date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

                  (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 80% or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

         Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as a result of an acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Stock beneficially owned by any person to 30% or more of the shares of Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 30% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause
(x) or (y) of this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

         5. Option Shares. The shares of stock which are the subject of this Option are shares of the Common Stock of the Company as constituted on the date of this Option, subject to adjustment as provided in this Section 5. The terms of this Option and the number of shares subject to this Option shall be equitably adjusted in such manner as to prevent dilution or enlargement of option rights in the following instances:

                  (a) the declaration of a dividend payable to the holders of Common Stock in stock of the same class;

                  (b) a split-up of the Common Stock or a reverse split thereof; and

                  (c) a recapitalization of the Company under which shares of one or more different classes of stock are changed into or distributed in exchange for or upon the Common Stock without payment of any valuable consideration by the holders thereof.

The terms of any such adjustment shall be conclusively determined by the Board of Directors.

         6. Mergers. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which the outstanding shares of Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the vent of a liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the company, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options: (i) provide that such Stock Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionee, provide that all unexercised Stock Options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, and/or
(iii) int eh event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options.

         7. No Special Employment Rights. This Option will not confer upon the Optionee any right with respect to continued employment by the Company or a Subsidiary, nor will it interfere in any way with any right of the Optionee's employer to terminate the Optionee's employment at any time.

         8. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock that may be purchased by exercise of this Option unless and until a certificate or certificates representing such shares of Common Stock are duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         9. Tax Withholding. With respect to the exercise of all or any part of the Option Shares granted hereunder, the Optionee shall promptly contact the Company regarding the payment of any Federal, state or local taxes required to be withheld in connection with such exercise.

         10. Miscellaneous. Notices hereunder shall be mailed or delivered to the Company at its principal place of business, 555 Turnpike Street, Canton, Massachusetts 02021 and shall be mailed or delivered to the Optionee at his address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing. This Option shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the choice of law principles thereof.

                                       J. BAKER, INC.


                                       /s/Alan I. Weinstein
                                       Name:    Alan I. Weinstein
                                       Title:   President and Chief
                                       Executive Officer


         Receipt is acknowledged of the foregoing Option and its terms and conditions are hereby agreed to:



Dated:September 15, 1997               /s/Stuart M. Glasser
                                       Stuart M. Glasser
                                       318 Beacon Street
                                       Boston, Massachusetts 02116